Exhibit 10.75

SCHEDULE OF OMITTED DETAILS

The following schedule presents the terms omitted from the form of Notice of Stock Unit Award filed as Exhibit 10.75 to the report on Form 10-Q for the quarter ended November 30, 2003, filed by Liberate Technologies.

The following information omitted from the exhibit appears in the first paragraph of the form of Notice of Stock Unit Award for each of the non-employee directors listed below:

Name of Recipient: Charles N. Corfield
Total Number of Units Granted: 5,882
Date of Grant: October 1, 2003

Name of Recipient: Patrick S. Jones
Total Number of Units Granted: 5,882
Date of Grant: October 1, 2003

Name of Recipient: David C. Nagel
Total Number of Units Granted: 5,882
Date of Grant: October 1, 2003

Name of Recipient: Robert Russell Walker
Total Number of Units Granted: 5,882
Date of Grant: October 1, 2003

LIBERATE TECHNOLOGIES
1999 EQUITY INCENTIVE PLAN:
NOTICE OF STOCK UNIT AWARD
(for Non-Employee Directors)

You have been granted units representing shares of Common Stock of Liberate Technologies (the “Company”) on the following terms:

Name of Recipient:

Total Number of Units Granted:

Date of Grant:

Vesting Schedule:

50% of the units subject to this award will vest on April 1, 2004, if your Service is continuous until that date.  The remaining 50% of the units subject to this award will vest on October 1, 2004, if your Service is continuous until that date.

You and the Company agree that these units are granted under and governed by the terms and conditions of the Liberate Technologies 1999 Equity Incentive Plan, as amended (the “Plan”) and the Stock Unit Agreement, both of which are attached to and made a part of this document.

You further agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

RECIPIENT:	LIBERATE TECHNOLOGIES

By:

Title:

LIBERATE TECHNOLOGIES
1999 EQUITY INCENTIVE PLAN:

STOCK UNIT AGREEMENT
(for Non-Employee Directors)

Payment for Units	No payment is required for the units that you are receiving.

Vesting

The units vest in installments, as shown in the Notice of Stock Unit Award.  In addition, all units vest if the Company is subject to a Change in Control, as this term is defined in the Plan, while you are a member of the Company’s Board of Directors.

No additional units vest after your Service has terminated for any reason, including by reason of death.

Forfeiture

If your Service terminates for any reason, including by reason of death, then your units will be forfeited to the extent that they have not vested before the termination date.  This means that the units will immediately be cancelled.  You receive no payment for units that are forfeited.

The Company determines when your Service terminates for this purpose.

Leaves of Absence

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of Service is required by applicable law, the Company’s leave of absence policy or the terms of your leave.  But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Unit Award may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave.

Nature of Units

Your units are bookkeeping entries.  They represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock (or distribute cash) on a future date.  As a holder of units, you have no rights other than the rights of a general creditor of the Company.

No Voting Rights or Dividends

Your units carry neither voting rights nor rights to cash or other dividends.  You have no rights as a stockholder of the Company unless and until your units are settled by issuing shares of the Company’s Common Stock.

Units Nontransferable	You may not sell, transfer, assign, pledge or otherwise dispose of any units. For instance, you may not use your units as security for a loan.

Settlement of Units	Each of your units will be settled when it vests, unless the Company has approved a later settlement date in writing.

At the time of settlement, you will receive one share of the Company’s Common Stock for each vested unit.  But the Company, at its sole discretion, may substitute an equivalent amount of cash if the distribution of stock is not reasonably practicable due to the requirements of applicable law.  The amount of cash will be determined on the basis of the market value of the Company’s Common Stock at the time of settlement.

Taxes; Withholding

Upon settlement of your stock units, you will recognize income for tax purposes equal to the fair market value of the shares on the date of settlement, and you are solely responsible for the payment of all taxes that may be due as a result of the settlement of this award.  In the event that any withholding taxes may be due as a result of settlement, no stock certificates or cash will be distributed to you unless you have made arrangements acceptable to the Company to pay any such withholding taxes.

Restrictions on Resale

You must retain full beneficial ownership of one-half of all shares issued in settlement of this award (the “Restricted Shares”) as long as you remain a member of the Company’s Board of Directors.  You may not dispose of Restricted Shares in any manner, including (without limitation) by sale, pledge or gift, as long as you remain a member of the Company’s Board of Directors.  During this time, you also may not enter into any hedging or other transaction intended to transfer all or part of the economic benefit or risk of owning Restricted Shares.  However, you may transfer Restricted Shares to your spouse, children or grandchildren or to a trust established by you for the benefit of yourself or your spouse, children or grandchildren.  A transferee of Restricted Shares must agree in writing on a form prescribed by the Company to be bound by all provisions of this Agreement.  The Plan and this Agreement will apply to the transferee to the same extent as to you.

In addition, you agree not to sell any shares issued in settlement of this award at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply for such period of time after the termination of your Service as the Company may specify.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of your units will be adjusted accordingly, as the Company may determine pursuant to the Plan.

Beneficiary Designation

You may dispose of your units in a written beneficiary designation.  A beneficiary designation must be filed with the Company on the proper form.  It will be recognized only if it has been received at the Company’s headquarters before your death.  If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested units that you hold at the time of your death.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

Company Policies	You agree to comply with all written policies of the Company, as set forth on the Company’s intranet site.

The Plan and Other Agreements	The text of the 1999 Equity Incentive Plan is incorporated in this Agreement by reference.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this award.  Any prior agreements, commitments or negotiations concerning this award are superseded.  This Agreement may be amended only by another written agreement between the parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.